As filed with the Securities and Exchange Commission on March 2, 1998
                                                              File No. 333-43333

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             Registration Statement
                                      Under
                           the Securities Act of 1933
                                 ---------------
                             TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

             BERMUDA                                     NOT APPLICABLE
  (State or other jurisdiction                           (IRS Employer
of incorporation or organization)                     Identification No.)

                              THE GIBBONS BUILDING
                           10 QUEEN STREET, SUITE 301
                             HAMILTON HM11, BERMUDA
                                 (441) 292-8374

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                  ONE TYCO PARK
                           EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             JOSHUA M. BERMAN, ESQ.
                        KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         POST-EFFECTIVE AMENDMENT NO. 1


          Tyco International Ltd. (the "Registrant") hereby amends the Registrant's Registration Statement on Form S-3, File No. 333-43333, for the purpose of filing Exhibits 8.1, 8.2 and 8.3. In addition, this Post-Effective Amendment also includes the revised opinion of Appleby, Spurling & Kempe, included herewith as Exhibit 5.1.

ITEM 16.  EXHIBITS

1     -   Form of Underwriting Agreement*

3.1   -   Memorandum of Association (as altered) of the Registrant (incorporated by reference as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992)

3.2 - Certified copy of a resolution approved at the Annual General Meeting of common shareholders of ADT Limited held on October 12, 1993, approving an increase in the authorized common share capital of ADT Limited from $19.5 million to $22.0 million (incorporated by reference as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993)

3.3 - Certified copy of a resolution approved at a special meeting of common shareholders of the Registrant held on July 2, 1997, approving the consolidation and division of the common shares of $0.10 of the Registrant into new common shares of $0.20 each and increasing the authorized number of common shares to 750,000,000**

3.4   -   Certificate of Incorporation on Change of Name (previously filed as an
          Exhibit to the Registrant's Current Report on Form 8-K filed July 10, 1997 ("July 10, 1997 8-K"))

3.5   -   Bye-Laws of the Registrant (previously filed as an Exhibit to the July
          10, 1997 Form 8-K)

4.1   -   Rights  Agreement  between  Registrant and Citibank,  N.A. dated as of
          November 6, 1996 (previously filed as an Exhibit to Registrant's Form 8-A dated November 12, 1996)

4.2 - First Amendment between Registrant and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between Registrant and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Registrant's Form 8-A/A dated March 3, 1997)

4.3 - Second Amendment between Registrant and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between Registrant and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Registrant's Form 8-A/A dated July 2, 1997)

4.4   -   Form of Share Purchase Contract*

4.5   -   Form of Indenture**

4.6   -   Form of Pledge Agreement*

4.7   -   Form of Common Share Certificate**

5.1   -   Opinion of Appleby, Spurling & Kempe

5.2   -   Opinion of Kramer, Levin, Naftalis & Frankel**

8.1   -   Tax Opinion of Appleby, Spurling & Kempe

8.2   -   Tax Opinion of Kramer, Levin, Naftalis & Frankel

8.3   -   Tax Opinion of Allen & Overy

12    -   Statement of Computation of Ratio of Earnings to Fixed Charges**

23.1  -   Consent of Coopers & Lybrand**

23.2  -   Consent of Coopers & Lybrand L.L.P.**

23.3  -   Consent of Arthur Andersen LLP**

24    -   Power of Attorney**

25    -   Statement of Eligibility of Trustee on Form T-1**
---------------
* To be filed by amendment or under cover of Form 8-K and incorporated herein by reference.
**    Previously filed.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 2nd day of March, 1998.

                             TYCO INTERNATIONAL LTD.


                             By: /s/ MARK H. SWARTZ
                                 ---------------------------
                                 Mark H. Swartz
                                 Executive Vice President --
                                 Chief Financial Officer
                                 (Principal Financial
                                 and Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons on March 2, 1998 in the capacities indicated below.

        Signature                                    Title
        ---------                                    -----

          *                            Chairman of the Board, President, Chief
--------------------------             Executive Officer and Director (Principal
L. Dennis Kozlowski                    Executive Officer)

          *
--------------------------             Director
Michael A. Ashcroft


          *
--------------------------             Director
Joshua M. Berman



          *
--------------------------             Director
Richard S. Bodman



          *
--------------------------             Director
John F. Fort
Director

          *
--------------------------             Director
Stephen W. Foss



          *
--------------------------             Director
Richard A. Gilleland



          *
--------------------------             Director
Philip M. Hampton
Director

          *
--------------------------             Director
James S. Pasman, Jr.


          *
--------------------------             Director
W. Peter Slusser


/s/ MARK H. SWARTZ
--------------------------             Executive Vice President and Chief
Mark H. Swartz                         Financial Officer (Principal Financial
                                       and Accounting Officer)



          *
--------------------------             Director
Frank E. Walsh, Jr.


By: /s/ MARK H. SWARTZ
    ----------------------
Mark H. Swartz
Attorney-in-Fact